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                                                                     Exhibit 1.1

                                                                  EXECUTION COPY

                          $59,999,901 (Gross Proceeds)

                            TELEMUNDO HOLDINGS, INC.

                     11 1/2% Senior Discount Notes Due 2008

                               PURCHASE AGREEMENT
                               ------------------

                                                                   July 30, 2001

CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010-3629

Ladies and Gentlemen:



          1. Introductory. Telemundo Holdings, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to
 -------
issue and sell to the several initial purchasers named in Schedule A hereto
                                                          ----------
(collectively, the "Initial Purchasers") $75,153,000 aggregate principal amount
                    ------------------
at maturity of its 11 1/2% Senior Discount Notes Due 2008 (the "Notes") to be
                                                                -----
issued under an indenture, dated as of August 10, 2001 (the "Indenture"),
                                                             ---------
between the Company and The Bank of New York, as Trustee.

          The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights
                                             ---------       -------------------
Agreement"), pursuant to which the Company will agree, among other things, to
---------
file a registration statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities
 ----------                                                      ----------
Act").
---

          This Agreement, the Notes, the Exchange Securities (as defined in the Registration Rights Agreement), the Indenture and the Registration Rights Agreement are referred to herein as the "Operative Agreements."
                                         --------------------

          The Company hereby agrees with the several Initial Purchasers as follows:

          2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Initial Purchasers that:

          (a) An offering circular to be dated as of the date hereof (the "Offering Circular") relating to the Notes to be offered by the Initial
      -----------------
     Purchasers will be prepared by the Company. The Offering Circular, as of its date and as of the Closing Date (as defined below), will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Circular based upon written information furnished to the Company by or on behalf of any Initial Purchaser

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                                       -2-

     through Credit Suisse First Boston Corporation ("CSFBC") specifically for
                                                      -----
     use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

          (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify or to be in good standing could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").
      -----------------------

          (c) Schedule B hereto lists each entity in which the Company has,
              ----------
     directly or indirectly, a majority voting or equity interest (such entities, collectively, the "Subsidiaries"). Each Subsidiary has been duly
                                  ------------
     incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except as described in the Offering Circular, all of the capital stock of each Subsidiary is owned directly by the Company or indirectly through another Subsidiary, free from liens, encumbrances and defects.

          (d) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Agreements, including the issuance and sale of the Notes. This Agreement has been duly authorized, executed and delivered by the Company. Each of the Operative Agreements has been duly authorized by the Company.

          (e) The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). When executed and
                                                   ---
     delivered by the Company on the Closing Date (as defined below), the Indenture will have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Trustee) will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy Limitations").
                                     ----------------------

          (f) When executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the Closing Date, the Notes will have been duly executed, issued, authenticated and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the Bankruptcy Limitations.

          (g) When executed, issued and authenticated in accordance with the terms of the Indenture and delivered in exchange for Notes pursuant to the Registration Rights Agreement, the Ex-

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                                       -3-

     change Securities will have been duly executed, issued, authenticated and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the Bankruptcy Limitations.

          (h) When executed and delivered by the Company on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Initial Purchasers) will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, (x) except as rights of indemnity or contribution, or both, may be limited by state and federal securities laws or public policy underlying such laws, and (y) subject to the Bankruptcy Limitations.

          (i) Except as disclosed in the Offering Circular, there are no contracts, agreements or understandings between the Company or any Subsidiary and any person (other than the Initial Purchasers) that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder's fee or other like payment in connection with the issuance, purchase and sale of the Notes.

          (j) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court, domestic or foreign (a "Governmental Authority") is required by the Company or any of the
      ----------------------
     Subsidiaries for the issuance and sale of the Notes and the use of proceeds therefrom as described in the Offering Circular, except (i) such as may be required under state securities and Blue Sky laws and regulations, (ii) those that have been obtained or made and are in full force and effect,
     (iii) consents that are required under the Company's senior secured credit facilities (the "Credit Agreement"), which will be obtained prior to the
                      ----------------
     Closing Date, (iv) such as may be required from the Federal Communications Commission (the "FCC") and under the Hart-Scott-Rodino Antitrust
                      ---
     Improvements Act of 1976, as amended (the "HSR"), to consummate the
                                                ---
     acquisition of KXTX as described in the Offering Circular and (v) those that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not materially or adversely affect the ability of the Company to perform its obligations under the Operative Agreements.

          (k) The execution, delivery and performance of the Operative Agreements and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach or violation of
     (x) any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any Governmental Authority, (y) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or which any of their respective property is subject or affected, or (z) the charter or by-laws of the Company or any Subsidiary, except, in the case of clause (x) or (y),
     (i) for such breaches, violations and defaults as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not materially or adversely affect the ability of the Company to perform its obligations under the Operative Agreements and (ii) that consents are required under the Credit Agreement and will be obtained prior to the Closing Date.

          (l) Neither the Company nor any Subsidiary is in a breach or violation of (x) any of the terms and provisions of, or a default under, any statute, rule, regulation or order of any Governmental Authority, (y) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or which any of their respective property is subject or affected, or (z) the charter or by-laws of the Company or any Subsidiary, except, in the case of clause (x) or (y), for such breaches, violations and defaults as could not, singly or in the ag-

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     gregate, reasonably be expected to have a Material Adverse Effect and would not materially or adversely affect the ability of the Company to perform its obligations under the Operative Agreements.

          (m) Except as disclosed in the Offering Circular, the Company and the Subsidiaries have good and marketable title to all real property and all other property owned by them and necessary to the operation of their respective businesses, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Circular, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (n) Except as disclosed in the Offering Circular, the Company and the Subsidiaries own, hold or possess adequate certificates, licenses, authorities, permits, or other rights issued by appropriate Governmental Authorities, including without limitation the FCC ("Licenses"), necessary
                                                         --------
     to conduct the business now operated by them, except where the failure to have such Licenses could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such License that, if determined adversely to the Company or any Subsidiary, could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (o) Except as disclosed in the Offering Circular, no material labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent.

          (p) The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights")
                                                 ----------------------------
     necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any Subsidiary, could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (q) Except as disclosed in the Offering Circular, neither the Company nor any Subsidiary is in violation of any applicable statute, rule, regulation, decision or order of any Governmental Authority relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or
                                                   ------------------
     operates any real property that, to its knowledge, (i) is contaminated with any substance that is subject to any environmental laws, (ii) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (iii) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (r) Except as disclosed in the Offering Circular, there are no pending actions, suits or proceedings against or affecting the Company or any such Subsidiary or any of their respective property that, if determined adversely to the Company or such Subsidiary, could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Operative Agreements, or which are otherwise material in the context of the issuance and sale of the Notes and the use of pro-

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                                       -5-

     ceeds therefrom as described in the Offering Circular and no such actions, suits or proceedings are, to the Company's knowledge, threatened.

          (s) The financial statements (including the notes thereto) included in the Offering Circular present fairly, in all material respects, the financial position of the entities to which they relate as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Circular, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States ("U.S. GAAP"), applied on a
                                                  ---------
     consistent basis and comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations thereunder. The summary and selected financial and statistical data included in the Offering Circular present fairly in all material respects the information shown therein and have been prepared and applied on a basis consistent with the audited financial statements included therein, except as otherwise stated therein, and, in the case of the selected financial data, include in all material respects the information called for therein applicable to the accounting requirements of the Securities Act and the rules and regulations thereunder.

          (t) The pro forma financial statements (including the notes thereto) included in the Offering Circular (x) excluding the pro forma statement of operations for the 12 months ended July 30, 2001, comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and
                                                           ------------
     (y) have been properly compiled on the bases described therein. In the opinion of the Company, the assumptions used in the preparation of such pro forma financial statements are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (u) Except as disclosed in the Offering Circular, since the date of the latest audited financial statements included in the Offering Circular, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Circular, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Each of Deloitte & Touche LLP and Arthur Andersen LLP is an independent public accounting firm as required by the Securities Act and the rules and regulations thereunder.

          (v) The Company is not an open-end investment company, unit investment trust or face amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"), and the Company is not and, after
                ----------------------
     giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Circular, will not be an "investment company" as defined in the Investment Company Act.

          (w) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system. No holder of securities of the Company (except as set forth in the Registration Rights Agreement) will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

          (x) The offer and sale of the Notes in the manner contemplated by this Agreement (assuming that the representations and warranties in Section 4 hereof are true and correct and the Initial Purchasers comply with the offer and sale procedures set forth in this Agreement) will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and by reason of Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Notes under the TIA.

          (y) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Notes or any security of the same class or series as the Notes or (ii) has offered or will offer or sell the Notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation
                                                                    ----------
     S") under the Securities Act, by means of any directed selling efforts
     -
     within the meaning of Rule 902(b) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

          (z) The statistical and market-related data included in the Offering Circular are based on or delivered from sources which the Company believes to be reliable.

          (aa) Neither the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities (as defined in the Registration Rights Agreement) will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          (bb) There is no "substantial U.S. market interest" as defined in Rule 902(j) of Regulation S in the Company's debt securities.

          3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements of the Initial Purchasers herein contained, the Company agrees to sell to the Initial Purchasers, and on the basis of representations, warranties and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase the Notes, at a purchase price equal to 77.0427% of the principal amount at maturity thereof plus the increase in accreted value from August 10, 2001 to the Closing Date in the respective principal amounts of Notes set forth opposite the names of the several Initial Purchasers in Schedule A hereto.
                              ----------

          The Company will deliver against payment of the purchase price the Notes in the form of one or more permanent global Notes in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Circular.

          Payment for the Notes shall be made by the Initial Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFBC designated by the Company drawn to the order of the Company at the office of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 9:00 A.M. (New York time), on August 10, 2001 or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date",
                                                              ------------
against delivery to the Trustee as custodian for DTC of the Global Securities.
The

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                                       -7-

Global Securities will be made available for checking at the above office of Cahill Gordon & Reindel at least 24 hours prior to the Closing Date.

          4. Representations by Initial Purchasers; Resale by Initial Purchasers. (a) Each Initial Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (b) Each Initial Purchaser severally acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except to qualified institutional buyers in reliance on Rule 144A under the Securities Act ("Rule 144A") and to certain persons in offshore transactions in
                 ---------
reliance on Regulation S under the Securities Act. Each Initial Purchaser severally represents and agrees that it has offered and sold the Notes, and will offer and sell the Notes as part of its distribution only in accordance with Rule 903 or Rule 144A under the Securities Act. Accordingly, neither such Initial Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Notes, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser severally agrees that, at or prior to confirmation of sale of the Notes, other than a sale pursuant to Rule 144A, such Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Notes from it a confirmation or notice to substantially the following effect:

          The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.

Terms used in this subsection (b) have the meanings given to them by Regulation S.

          (c) Each Initial Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for any such arrangements with the other Initial Purchasers or affiliates of the other Initial Purchasers or with the prior written consent of the Company.

          (d) Each Initial Purchaser severally represents and agrees that it and each of its affiliates has not and will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Initial Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          (e) Each of the Initial Purchasers severally represents and agrees that (i) it has not offered or sold, and prior to the date six months after the date of issue of the Notes will not offer or sell, any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquir-ing, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has issued or passed on and will issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes only to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

          5. Certain Agreements of the Company. The Company agrees with the several Initial Purchasers that:

          (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Circular and will not effect such amendment or supplement without CSFBC's consent, which shall not be unreasonably withheld. If, at any time prior to the completion of the resale of the Notes by the Initial Purchasers, any event occurs as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Initial Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (b) The Company will prepare and print the Offering Circular as soon as practicable after the execution and delivery of this Agreement; provided that the Offering Circular shall be in the form of the July 31, 2001 draft thereof sent to, and accepted by, the Initial Purchasers, with such changes and additions thereto as are reasonably requested by, or otherwise reasonably satisfactory in all material respects to, the Initial Purchasers. The Company will furnish to CSFBC copies of the Offering Circular and all amendments and supplements thereto, in each case as soon as available and in such quantities as CSFBC reasonably requests, and the Company will furnish to CSFBC, as soon as the Offering Circular is available, three copies thereof signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. For so long as the Notes are outstanding and are restricted securities within the meaning of Rule 144(a)(3) under the Securities Act and at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Initial Purchasers) and, upon request of holders and prospective purchasers of the Notes, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Notes pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Notes. The Company will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

          (c) The Company, in cooperation with the Initial Purchasers, will arrange for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC reasonably designates and will continue such qualifications in effect so long as required for the resale of the Notes by the Initial Purchasers, provided that the Company will not be required to qualify as a foreign corporation or as a dealer in securities or to take any action that would subject it to service of process or taxation in any such jurisdiction.

          (d) During the period of ten years after the Closing Date, for so long as the Notes are outstanding, the Company will furnish to the Initial Purchasers, as promptly as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to CSFBC and, upon request, to each of the other Initial Purchasers (i) as promptly as practicable, a copy of each report, notices or communications sent by the Company to holders of Notes or, if applicable, filed with foreign regulators or securities exchanges, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

          (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Initial Purchasers and any holder of Notes a copy of the restrictions on transfer applicable to the Notes.

          (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by any of them.

          (g) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (h) The Company will pay all expenses in connection with the performance of its obligations under the Operative Agreements, including
     (i) the fees and expenses of the Trustee and its professional advisers;
     (ii) all expenses in connection with the execution, issue, authentication, packaging and delivery of the Notes, the preparation and printing of the Operative Agreements, the Offering Circular and all amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Notes; (iii) the cost of listing the Notes and qualifying the Notes for trading in The Portal(SM) Market ("PORTAL") of
                                                                     ------
     The Nasdaq Stock Market, Inc. and any expenses in connection therewith;
     (iv) the cost of any advertising approved by the Company in connection with the issue of the Notes; (v) any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Notes for sale under the laws of such jurisdictions in the United States and Canada as CSFBC reasonably designates and the printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Securities; and (vii) expenses incurred in distributing Offering Circulars (including any amendments and supplements thereto) to the Initial Purchasers.

          (i) In connection with the offering, until CSFBC shall have notified the Company and the other Initial Purchasers of the completion of the resale of the Notes, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Notes or attempt to induce any person to purchase any Notes; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.

          (j) For a period of 90 days after the date of the initial offering of the Notes by the Initial Purchasers, the Company will not, and will not permit any Subsidiary to, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company or any Subsidiary and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge or disposition, without the prior written consent of CSFBC. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities (other than the Exchange Securities) under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Notes.

          (k) The Company will apply the net proceeds from the sale of the Notes substantially as set forth under "Use of Proceeds" in the Offering Circular.

          (l) The Company will cooperate with the Initial Purchasers to effect the inclusion of the Notes in PORTAL.

          6. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Initial Purchasers shall have received a letter, dated the Closing Date, from each of Deloitte & Touche LLP and Arthur Andersen LLP in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or any Subsidiary which, in the judgment of a majority in interest of the Initial Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Notes; (B) any downgrading in the rating of any debt of the Company or any Subsidiary by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt of the Company or any Subsidiary (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company or any Subsidiary on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Initial Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes.

          (c) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Company, substantially to the effect that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular.

               (ii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Agreements, including the issuance and sale of the Notes. Each of the Operative Agreements to which it is a party has been duly authorized, executed and delivered by the Company.

               (iii) The Indenture meets the requirements for qualification under the TIA. Assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to the Bankruptcy Limitations.

               (iv) Assuming due authentication thereof by the Trustee, the Notes constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the Bankruptcy Limitations.

               (v) When executed, issued and authenticated in accordance with the terms of the Indenture and delivered in exchange for Notes pursuant to the Registration Rights Agreement, the Exchange Securities will have been duly executed, issued, authenticated and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the Bankruptcy Limitations.

               (vi) Assuming due authorization, execution and delivery thereof by the Initial Purchasers, the Registration Rights Agreement constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, (x) except as rights of indemnity or contribution, or both, may be limited by state and federal securities laws or public policy underlying such laws, and (y) subject to the Bankruptcy Limitations.

               (vii) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Circular, will not be an "investment company" as defined in the Investment Company Act.

               (viii) No consent, approval, authorization or order of, or filing with, any Governmental Authority is required by the Company or any Subsidiary for the issuance and sale of the Notes and use of proceeds therefrom as described in the Offering Circular, except (i) such as may be required under state securities and Blue Sky laws and regulations, (ii) those that have been obtained or made and are in full force and effect, (iii) such as may be required from the FCC and under the HSR to consummate the acquisition of KXTX as described in the Offering Circular, and (iv) those that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not materially or adversely affect the ability of the Company to perform its obligations under the Operative Agreements.

               (ix) The execution, delivery and performance of the Operative Agreements and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach or violation of (x) any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any Governmental Authority, (y) any agreement or instrument in Schedule C
                                                                     ----------
          hereto (and such counsel has been advised by a responsible officer of the Company that neither the Company nor any of the Subsidiaries is a party to or is bound by any other material contract), or (z) the charter or by-laws of the Company or any Subsidiary, except, in the case of clause (x) or (y), for such breaches, violations and defaults as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not materially or adversely affect the ability of the Company to perform its obligations under the Operative Agreements.

               (x) Each of the Operative Agreements conforms in all material respects to the descriptions thereof in the Offering Circular. The statements in the Offering Circular under the captions "Description of Certain Indebtedness" and "Certain U.S. Federal Income Tax Considerations," insofar as they purport to constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings.

               (xi) It is not necessary in connection with (i) the offer, sale and delivery of the Notes by the Company to the several Initial Purchasers pursuant to this Agreement or (ii) the initial resales of the Notes by the several Initial Purchasers in the manner contemplated by this Agreement (assuming that the representations and warranties in Section 4 hereof are true and correct and the Initial Purchasers comply with the offer and sale procedures set forth in this Agreement), to register the Notes under the Securities Act or to qualify an indenture in respect thereof under the TIA.

          In addition, such counsel shall state that in the course of the preparation of the Offering Circular, such counsel participated in conferences with certain officers or employees or representatives of the Company and the Subsidiaries and with independent auditors for the Company and with the Initial Purchasers and counsel for the Initial Purchasers and although such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Offering Circular and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular (except as otherwise specifically stated in clause (x) above), no facts have come to the attention of such counsel that would lead such counsel to believe that the Offering Circular, or any amendment or supplement thereto, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Offering Circular, as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any belief as to the financial statements and other financial information included in the Offering Circular).

          (d) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Glenn Dryfoos, General Counsel of the Company, substantially to the effect that:

               (i) Each Subsidiary has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except as described in the Offering Circular, all of the capital stock of each Subsidiary is owned directly by the Company or indirectly through another Subsidiary, free from liens, encumbrances and defects.

               (ii) Except as disclosed in the Offering Circular, to the knowledge of such counsel, there are no pending actions, suits or proceedings against or affecting the Company, any Subsidiaries or any of their respective property that, if determined adversely to the Company or such Subsidiary, would singly or in the aggregate reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Notes; and no such actions, suits or proceedings are, to such counsel's knowledge, threatened.

               (iii) To the knowledge of such counsel, neither the Company nor any Subsidiary is in a breach or violation of (x) any of the terms and provisions of, or a default under, any statute, rule, regulation or order of any Governmental Authority, (y) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or which any of their respective property is subject or affected, or (z) the charter or by-laws of the Company or any Subsidiary, except, in the case of clause (x) or (y), for such breaches, violations and defaults as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not materially or adversely affect the ability of the Company to perform its obligations under the Operative Agreements.

               (iv) Except as disclosed in the Offering Circular, the Company and the Subsidiaries own, hold or possess adequate Licenses, including without limitation the FCC Licenses, necessary to conduct the business now operated by them, except where the failure to have such Licenses could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither of the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such License that, if determined adversely to the Company or any Subsidiary, could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (v) There are no contracts, agreements or understandings between the Company and any person known to such counsel granting such person the right to require the Company to include securities held by such person in any registration statement required to be filed under the Registration Rights Agreement.

          (e) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Dow Lohnes & Albertson, PLLC, special regulatory counsel for the Company, substantially in the form attached of Exhibit B hereto
                                                            ---------
     (provided that the completed Schedules A (Parts B and C) and B shall be
                                  -----------                     -
     reasonably satisfactory to the Initial Purchasers).

          (f) The Initial Purchasers shall have received from Cahill Gordon & Reindel, counsel for the Initial Purchasers, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (g) The Notes shall have been listed and admitted to trading in PORTAL.

          (h) The Initial Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct, (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) subsequent to the respective dates of the most recent financial statements in the Offering Circular there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole except as set forth in or contemplated by the Offering Circular and (iv) the sale of the Notes has not been enjoined (temporarily or permanently).

          (i) The Initial Purchasers shall have received (i) the audited balance sheet of Southwest Sports Television, L.P. as of December 31, 2000 and the related statements of operations and cash flows for the year ended December 31, 2000, (ii) the unaudited balance sheets of the Company and of Southwest Sports Television, L.P. as of June 30, 2001 and the related statements of operations and cash flows for the six months ended June 30, 2001 and 2000 and (iii) the pro forma balance sheet of the Company as of June 30, 2001 and the pro forma statements of operations for the year ended December 31, 2000, the six months ended June 30, 2001 and the twelve months ended June 30, 2001. Such financial statements shall be satisfactory to the Initial Purchasers in all material respects.

          (j) On or before August 3, 2001, the Company shall have delivered to the Initial Purchasers as many copies of the Offering Circular as they reasonably request.

          (k) Each of the Indenture and the Registration Rights Agreement shall have been duly executed and delivered by the Company, and each such agreement shall be in full force and effect. The Notes shall have been duly executed by the Company and duly authenticated by the Trustee.

          (l) On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, certificates and schedules or instruments as they shall have heretofore reasonably requested from the Company.

          (m) The Company shall have received the consents under the Credit Agreement to permit issuance and sale of the Notes and the use of proceeds therefrom as described in the Offering Circular.

          The Company will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers hereunder.

          7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Initial Purchaser, its partners, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser or such partner, director, officer or controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse such Initial Purchaser or such partner, director, officer or controlling person for any legal or other expenses reasonably incurred by such Initial Purchaser or such partner, director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Offering Circular the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) that sold the Notes concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of such Initial Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Notes to such person, a copy of the any amendment or supplement thereto (exclusive of any material included therein but not attached thereto) if the Company had previously furnished copies thereof to such Initial Purchaser.

          (b) Each Initial Purchaser will severally and not jointly indemnify and hold harmless the Company, its partners, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such partner, director, officer or controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser through CSFBC specifically for use therein, and will reimburse the Company or such partner, director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or such partner, director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Circular furnished on behalf of each Initial Purchaser: the third paragraph and the third sentence of the seventh paragraph under the caption "Plan of Distribution."

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above except to the extent that it has been prejudiced in any material respect by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the in demnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were resold exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchasers under this Section shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

          8. Default of Initial Purchasers. If any Initial Purchaser defaults in its obligations to purchase Notes hereunder and the aggregate principal amount of Notes that such defaulting Initial Purchaser agreed but failed to purchase does not exceed 10% of the total principal amount of Notes, CSFBC may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Initial Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchaser shall be obligated to purchase the Notes that such defaulting Initial Purchaser agreed but failed to purchase. If any Initial Purchaser so defaults and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the total principal amount of Notes and arrangements satisfactory to CSFBC and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except as provided in Section 9. In any such case, either the non-defaulting Initial Purchaser or the Company shall have the right to postpone the Closing, but in no event longer than seven days, in order that the required changes, if any, in the Offering Circular or in any other document or arrangements may be effected. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

          9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Notes by the Initial Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Initial Purchasers pursuant to
Section 7 shall remain in effect. If the purchase of the Notes by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

          10. Notices. All communications hereunder will be in writing and, if sent to the Initial Purchasers will be mailed, delivered or telegraphed and confirmed to the Initial Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: James J. Clark, Esq., or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Telemundo Group, Inc., 2290 West 8th Avenue, Hialeah, Florida 33010, Attention: Glenn Dryfoos, Esq., with a copy to Latham &Watkins, 885 Thrid Avenue, Suite 1000, New York, New York 10022, Attention: Gregory A. Ezring, Esq.; provided, however, that any notice to an Initial Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Initial Purchaser.

          11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Notes shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

          12. Representation of Initial Purchasers. You will act for the several Initial Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Initial Purchasers.

          13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          14. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          If the foregoing is in accordance with the Initial Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Initial Purchasers in accordance with its terms.

                               Very truly yours,

                               TELEMUNDO HOLDINGS, INC.


                               By     /s/ Alan Sokol
                                      ------------------------------------------
                                      Name: Alan Sokol
                                      Title:   Chief Operating Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:  CREDIT SUISSE FIRST BOSTON CORPORATION


By   /s/ Jeffrey C. Howe
     --------------------------------------
     Name: Jeffrey C. Howe
     Title:   Director

                                   SCHEDULE A

                                                             Principal Amount at
Initial Purchasers                                            Maturity of Notes
------------------                                            -----------------
Credit Suisse First Boston Corporation ...................       $48,849,450
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated .................................       $26,303,550
                                                                 -----------
                                   Total .................       $75,153,000
                                                                 ===========

                                   SCHEDULE B

                                  Subsidiaries

Estrella Communications, Inc.
Estrella License Corporation
New Jersey Television Broadcasting Corporation
SACC Acquisition Corporation
SAT Corporation
Spanish American Communications Corp.
Telemundo Group, Inc.
Telemundo Hispanic Scholarship Fund
Telemundo Network, Inc.
Telemundo News Network, Inc.
Telemundo of Chicago, Inc.
Telemundo of Colorado Springs, Inc.
Telemundo of Dallas Holdings, LLC
Telemundo of Dallas License Corp.
Telemundo of Dallas, L.P.
Telemundo of Dallas Partners, LLC
Telemundo of Florida, Inc.
Telemundo of Florida License Corporation
Telemundo of Galveston-Houston, Inc.
Telemundo of Galveston-Houston License Corporation
Telemundo of Galveston-Houston, L.P.
Telemundo of Galveston-Houston Partners, LLC
Telemundo of Key West, Inc.
Telemundo of Key West License Corp.
Telemundo of Los Angeles, Inc.
Telemundo of Los Angeles License Corp.
Telemundo of Mexico, Inc.
Telemundo of Northern California, Inc.
Telemundo of Northern California License Corporation
Telemundo of Puerto Rico, Inc.
Telemundo of Puerto Rico License Corporation
Telemundo of San Antonio, Inc.
Telemundo of San Antonio License Corporation
Telemundo of San Antonio, L.P.
Telemundo of San Antonio Partners, LLC
Telemundo of Steamboat Springs Colorado, Inc.
Telemundo of Steamboat Springs Colorado License Corporation
Telenoticias del Mundo, Inc.
Telenoticias del Mundo, L.P.
Tu Mundo Music, Inc.
Video 44 Acquisition Corporation, Inc.

WNJU-TV Broadcasting Corporation
WNJU License Corporation

                                   SCHEDULE C

All documents listed as exhibits to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2000 and any subsequent filing by the Company under the Exchange Act prior to the Closing Date.

                                   SCHEDULE D

                   FCC Licenses. See Schedule A to Exhibit B.

                                    EXHIBIT A

                          Registration Rights Agreement

                                    EXHIBIT B

                        [Dow Lohnes & Albertson Opinion]